WAIVER AND THIRD AMENDMENT

                              TO

          REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT



     THIS WAIVER AND THIRD AMENDMENT ("Amendment") is entered into as of January 11, 1999, by and among HEALTH-CHEM CORPORATION, a corporation organized under the laws of the State of Delaware ("Holdings"), HERCULITE PRODUCTS, INC., a corporation organized under the laws of the State of New York ("HPI"), TRANSDERM LABORATORIES CORPORATION, a corporation organized under the laws of the State of Delaware ("TLC"), HERCON ENVIRONMENTAL CORPORATION, a corporation organized under the laws of the State of Delaware ("HEC"), PACIFIC COMBINING CORPORATION, a corporation organized under the laws of the State of California ("PCC") and HERCON LABORATORIES CORPORATION, a corporation organized under the laws of the State of Delaware ("HLC") (Holdings, HPI, TLC, HEC, PCC and HLC, each a "Borrower" and collectively "Borrowers"), and IBJ WHITEHALL BUSINESS CREDIT CORPORATION (f/k/a IBJ Schroder Business Credit Corporation) (as successor in interest to IBJ Schroder Bank & Trust Company), as agent (in such capacity, the "Agent") for itself and the financial institutions which are now or which hereafter become a party (collectively, the "Lenders" and individually a "Lender") to the Loan Agreement (as hereafter defined).

                         BACKGROUND

     Borrowers, Agent and Lender are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provided Borrowers with certain financial accommodations.

     Borrower has requested that Agent and Lenders waive certain Events of Default and amend the Loan Agreement to, among other things, continue to provide Borrower with an overadvance facility which shall terminate no later than March 31, 1999 and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:




     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan
Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

          (a) by adding the following defined terms in their appropriate order:

          "Special Letter of Credit" shall mean a standby letter of credit caused to be issued by Agent on behalf of Borrower for the benefit of The Park Avenue Bank, N.A. in a maximum face amount equal to $106,875.

          "Special Letter of Credit Collateral" shall mean (i) investment property consisting of marketable securities, cash or cash equivalents pledged by Marvin M. Speiser and Laura G. Speiser as collateral security for the Special Letter of Credit in an amount not less than the undrawn amount of the Special Letter of Credit and pursuant to a pledge and security agreement in form and substance satisfactory to Agent or (ii) such other collateral satisfactory to Agent and pledged as collateral security for the Special Letter of Credit in an amount not less than the undrawn amount of the Special Letter of Credit and in form and substance satisfactory to Agent.

          (b) by amending the defined term "Obligations" by inserting the parenthetical phrase "(including reimbursement liabilities)" after the word "liabilities" in the second line thereof and by inserting the following phrase at the end thereof:

               "and all obligations, fees, charges, expenses,
               attorneys' fees and any other sum chargeable to
               any Borrower or any Guarantor under this
Agreement                or any Other Document."

          (c) by amending the defined term "Other Documents" by inserting the words "or any Guarantor" after each reference to the word "Borrower" appearing therein.

          (d) by amending the following defined terms in their entirety to provide as follows:

          "Collateral" shall mean and include:

               (a)  all Receivables;

               (b)  all Equipment;



               (c)  all General Intangibles;

               (d)  all Inventory;

               (e)  all Real Property;

               (f)  all Subsidiary Stock;

               (g)  all of each Borrower's right, title and
interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and
(vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any
Borrower;

               (h) all of each Borrower's investment property, including without limitation all of each Borrower's (i) securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) securities entitlements, including the rights of each Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) securities accounts; (iv) all commodity contracts; and (v) commodity accounts.

               (i)  all of each Borrower's ledger sheets,
ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e),
(f), (g) or (h) of this Paragraph; and



               (j)  all proceeds and products of (a), (b), (c),
(d), (e), (f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification, all rights and claims in or under insurance policies (including fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, keyman and business interruption insurance and all unearned premiums), and all other intangible property of every kind and nature (other than Receivables).

          "Guarantor" shall mean, jointly and severally, each of the Persons on Schedule 1.2(A) and Marvin M. Speiser and
Laura G. Speiser.

          "Special Advance Amount" shall mean an amount equal to (i) $400,000 during the period January 21, 1998 through July 31, 1998, (ii) $600,000 during the period August 1, 1998 through January 10, 1999, (iii) $1,310,000 during the period January 11, 1999 through March 31, 1999 less the outstanding undrawn amount of the Special Letter of Credit, and (iv) at all other times, $106,875 if the undrawn amount of the Special Letter of Credit is still outstanding and collateralized by the Special Letter of Credit Collateral and $0 if the Special Letter of Credit is not outstanding or is not collateralized by the Special Letter of Credit Collateral.

          (e) by amending Section 2.1(a)(y)(iv) by inserting the following phrase at the end thereof and before the period:
", including, without limitation, a reserve equal to the outstanding undrawn amount of the Special Letter of Credit to the extent not secured by the Special Letter of Credit Collateral".



          (f) by adding a new Section 2.14 to read in its entirety as follows:

          "2.14  Special Letter of Credit.

                 (a)  Subject to the terms and conditions
hereof, upon the request of Borrowing Agent, Agent shall issue or cause the issuance of the Special Letter of Credit. All disbursements or payments related to the Special Letter of Credit shall be deemed to be a Revolving Advance and shall bear interest at the Revolving Interest Rate. Borrowing Agent on behalf of Borrowers may request Agent to issue or cause the issuance of the Special Letter of Credit by delivering to Agent at the Payment Office, Agent's standard form of Letter of Credit and Security Agreement together with the Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Bank may reasonably request.

               (b)  In connection with the issuance of the
Special Letter of Credit Borrowers shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and Lender, and expenses and reasonable attorneys' fees incurred by Agent or Lender arising out of, or in connection with, the Special Letter of Credit. Borrowers shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of the Special Letter of Credit, although this interpretation may be dif-ferent from its own; and, neither Agent nor Lender, the bank which opened the Special Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in the Special Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying the Special Letter of Credit, except for Agent's or any Lender's or such correspondents' willful misconduct.

               (c) Borrowing Agent shall authorize and direct any bank which issues the Special Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Special Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Special Letter of Credit, or the application therefor.






               (d)  Borrowers shall pay Agent  (i)  for the
ratable benefit of Lenders for issuing or causing the issuance of the Special Letter of Credit, the fees set forth in the Letter of Credit Security Agreement and the Letter of Credit Application and (ii) Bank's other customary charges payable in connection with letters of credit, as in effect from time to time.

               On demand, following an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to the outstanding Special Letter of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Agent's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement."

     3. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Agent hereby waives the following Events of Default which have occurred as a result of Borrower's non-compliance with the following provisions of the Loan Agreement on September 30, 1998:

          (a) Section 6.5, to the extent that such Event of Default arose solely as a result of Borrowers' failure to have a Net Worth equal to or greater than $3,250,000 at September
30, 1998.

          (b) Section 6.6, to the extent that such Event of Default arose solely as a result of Borrowers' failure to have a ratio of Current Assets to Current Liabilities equal to or greater than 1.75 to 1 at September 30, 1998.

          (c) Section 6.7, to the extent that such Event of Default arose solely as a result of Borrowers' failure to have a Fixed Charge Coverage equal to or greater than .55 to 1 for the four quarter period ended September 30, 1998.

          (d) Section 6.7, to the extent that such Event of default arose solely as a result of Borrowers' failure to have EBITDA equal to or greater than $1,885,000 for the four quarter period ended September 30, 1998.



     4. Conditions of Effectiveness. This Amendment shall become effective when Agent shall have received (i) three
(3) copies of this Amendment executed by Borrowers and consented and agreed to by each Guarantor, (ii) payment of an amendment fee of $50,000 (which amount shall be charged to Borrowers' Account), (iii) a limited guaranty executed by Marvin M. Speiser and Laura G. Speiser in form and substance satisfactory to Agent, (iv) a pledge by Marvin and Laura Speiser of certain investment property consisting of marketable securities, cash or cash equivalents valued at not less than $710,000 (the "Speiser Collateral") pledged pursuant to a pledge and security agreement in form and substance satisfactory to Agent, (v) account control agreement in form and substance satisfactory to Agent executed by each of the Bank, Marvin and Laura Speiser and Agent with respect to the Speiser Collateral, (vi) UCC-1 financing statements executed by Marvin M. Speiser and Laura G. Speiser with respect to the Speiser Collateral and (vii) an appraisal of Borrowers' machinery, equipment and real property.

     5. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

          (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

     6.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.






          (b)  Except as specifically amended herein, the Loan
Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as set forth in Section 3 hereof, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts; Telecopies Signature. This Amendment may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                              HEALTH-CHEM CORPORATION
                              HERCULITE PRODUCTS, INC.
                              PACIFIC COMBINING CORPORATION
                              HERCON LABORATORIES CORPORATION

                              By: /s/ Marvin M. Speiser
                              Name: Marvin M. Speiser
                              Title: Chairman of the Board of
                                     each the foregoing
                                     corporations


                              TRANSDERM LABORATORIES
                              CORPORATION

                              By: Robert D. Speiser
                              Name: Robert D. Speiser
                              Title: President


                              HERCON ENVIRONMENTAL
                              CORPORATION

                              By: Marvin M. Speiser
                              Name: Marvin M. Speiser
                              Title: Chairman of the Board


                              IBJ WHITEHALL BUSINESS CREDIT
                              CORPORATION, as Agent and
                              Lender

                              By: Edward A. Jesser
                              Name: Edward A. Jesser
                              Title: Senior Vice President

               CONSENT AND REAFFIRMATION BY GUARANTORS


     Each of the undersigned consents to the execution of the Second Amendment and acknowledges and agrees that each Guaranty by each of the undersigned with respect to the Obligations is, and will remain, in full force and effect in accordance with its terms and that the undersigned has no defense, counterclaim or offset with respect to the Guaranty.
January 11, 1999

                              MEDALLION GROUP, INC.
                              HEALTH-CHEM INDUSTRIES, INC.
                              H.S. PROTECTIVE FABRICS
                              CORPORATION
                              H.S. DEVELOPMENT, INC.
                              YORK AEROSOL DELIVERY SYSTEM
                              CORPORATION
                              SPRINGS DEVELOPMENT
                              CORPORATION
                              RESEARCH DEVELOPMENT
                              CORPORATION
                              HEALTH-MED CORPORATION
                              CAPCO DELAWARE, INC.
                              ABERDEEN RESEARCH CORPORATION


                              By: /s/ Marvin M. Speiser
                              Name: Marvin M. Speiser
                              Title:    President or Chairman
                                        of the Board of each
                                        of the foregoing
                                        corporations